This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Key Employee Stock Investment Plan (“KESIP”)
And Handbook

The date of this document is June 17, 2014.

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TITLE AND PURPOSE OF THE PLAN
This Cummins Inc. Key Employee Stock Investment Plan (the “Plan” or “KESIP”) is intended to encourage key employees of Cummins Inc. and its subsidiaries (collectively, the “Company”) to own shares of Cummins Inc. common stock, par value $2.50 per share (“Stock” or “Shares”). Through such ownership, the Plan is expected to benefit the Company by attracting and retaining the best available talent and more closely aligning the interests of its key employees with those of its shareholders.
ELIGIBILITY
Eligible employees of the Company are those who are:

•	On the U.S. payroll, either in or outside the U.S.;

•	In Compensation Class 4 or 5 or its equivalent; and

•	Not officers of the Company.
In addition, employees of North American distributorships acquired by the Company in 2013 or subsequent years are not eligible to participate in the Plan until such time as the distributorship has been integrated, as determined by the Company in its sole discretion, into Cummins Inc. Employees who meet the specified requirements are eligible to participate to the extent permitted by applicable law (such employees who participate, “Participants”). The KESIP Plan Administrator will notify employees who become eligible to participate of their eligibility.
A Participant will cease to be eligible to purchase Shares under the Plan if at any time he or she no longer meets all of the requirements described above. As described in the section titled “LOANS – Loan Repayment” below, employees who become officers of the Company are no longer eligible to participate.
PLAN OVERVIEW

•	Participants may obtain funds (up to the established loan limit) to purchase Stock through a loan from the Company. Loan proceeds are to be used solely and immediately for the purchase of Stock.

•	Participants will receive a non-qualified stock option exercisable for 50 Shares for every even block of 100 KESIP Shares purchased.

•	Participants receive dividends on purchased Shares during the term of the loan and are entitled to vote the Shares.

•
Subject to Plan limitations, the Participant may sell Shares to the Company, in which case he or she will receive the sale proceeds, reduced by the outstanding loan balance, including accrued interest. The Company handles the transaction with no brokerage fees charged to the Participant.

•
The Plan is administered by the KESIP Plan Administrator. Participants may use the addresses and telephone numbers indicated in the Appendix titled “Contact List” to obtain additional information about the Plan and its administrator.

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PURCHASES AND SALES
Limits on Purchases and Sales

•	A Participant may purchase Shares immediately upon becoming informed of eligibility.

•	A Participant will remain eligible to purchase Shares, subject to the conditions and limitations in the Plan, until he or she no longer meets all of the requirements for participation in the Plan.

•	A Participant may not sell Shares purchased under the Plan within six months of the purchase.

•	A Participant may not purchase Shares under the Plan within six months after selling Shares acquired under the Plan.

•	A Participant may not purchase or sell Shares under the Plan during a “blackout period.”
“Blackout periods” are based on the Company’s Accounting Calendar and its earnings release date(s).
The dates for the blackout periods are posted on MyCummins (http://mycummins.cummins.com/wps/portal/EmployeePortal/OurCompany/CorporateFunctions/LegalSelfService/InsiderTrading).
Posted dates are subject to change without advance notice.
Blackout periods may also occur at the discretion of the Company’s Vice President - General Counsel. Participants will be notified if this is the case when they request a purchase or sale.
Share Pricing

•	Purchases:

•
Purchases are made at the closing price on the New York Stock Exchange on the last trading day preceding the day on which the Participant’s request to purchase is treated as received. The purchase may be rescinded in the Committee’s discretion, however, if all required paperwork is not subsequently signed and returned as directed.

•
If the request to purchase is made on a day on which the New York Stock Exchange is closed, the purchase price will be determined as though the request had been made on the prior trading day. For example, if the request was received on a Saturday, the price will be set as though the request was received on the prior Friday -- at Thursday’s closing price.

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•
Requests to purchase are treated as received on a trading day if they are received before midnight, Columbus, Indiana time on such day. Requests received at or after midnight on a trading day are treated as received on the following trading day.

•	Sales:

•	Shares are sold at the closing price on the New York Stock Exchange on the day on which the request to sell is treated as received.

•
If the request to sell is made on a day on which the New York Stock Exchange is closed, the selling price will be determined as though the request had been made on the prior trading day. For example, if the request was received on a Saturday, the price will be set as though the request was received on the prior Friday -- at Friday’s closing price.

•
Requests to sell are treated as received on a trading day if they are received before midnight, Columbus, Indiana time on such day. Requests received at or after midnight on a trading day are treated as received on the following trading day.

Options Granted On Purchase of Shares

•
Participants will receive a non-qualified stock option exercisable for 50 Shares for every even block of 100 KESIP Shares purchased (without proration or aggregation for purchases of less than even 100 share increments).

•
The options will be issued pursuant to the Company’s shareholder approved stock option plan, will be evidenced by the Company’s form option award agreement and subject to the terms and conditions (other than vesting) set forth in the option award agreement, will have an exercise price equal to the fair market value (closing sale price on date of KESIP purchase) of the underlying Shares, as determined pursuant to that plan, and will vest immediately.

•
Any excess of the fair market value of the Shares underlying these options over the exercise price per Share at the time of exercise will generally be ordinary income for Federal income tax purposes, and any gain or loss on the subsequent sale of the Shares acquired on exercise will generally be treated as capital gain or loss, as applicable. Participants should refer to the prospectus for the Company’s registered stock option plan for additional description of the tax treatment of the stock options.

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LOANS
Loan Limits

•	Each Participant has a maximum loan limit:

•	Participants in Compensation Class 4 (salary grades 10, 11, and 27) or its equivalent may borrow up to 25% of their annual base salary (determined as of the time the loan is made).

•	Participants in Compensation Class 5 (salary grades 12 and 13) or its equivalent may borrow up to 50% of their annual base salary (determined as of the time the loan is made).

•	A Participant may have more than one loan at a time, but the Participant’s total outstanding loans may not exceed his or her maximum loan limit.

•
If the maximum loan limit is exceeded because of a reduction in annual base salary, the Participant’s loans outstanding at the time will not be affected but the Participant will not be eligible for additional loans above his or her new maximum loan limit.

•	Excluding the one-time extension described below, loans may not be “refinanced” to take advantage of lower interest rates.
Loan Terms

•
Loans bear interest at a rate based on IRS guidelines for employee loans, or such other rates as may be selected by the Board of Directors of Cummins Inc. (the “Board of Directors) or its Compensation Committee (the “Committee”) from time to time. Current interest rates for KESIP purchases can be obtained by contacting the KESIP Plan Administrator on Lotus Notes.

•
Loans have a five-year term. Subject to certain restrictions, a Participant may extend a loan at the end of the original term for an additional five years, if he or she has not sold the Shares purchased with the loan proceeds. The interest rate during the second five-year term will be fixed at the beginning of that term. The maximum total loan period for any purchase is ten years.

•
Loans are secured by the Shares purchased with the loan proceeds and are fully recourse against Participants. The secured Shares will be held as collateral in the custody of the Company or a third party administrator designated by the Company, and may not be assigned, sold, transferred, hypothecated or otherwise disposed of other than by a sale permitted by the Plan, until the loan is repaid. If the value of the Shares purchased with the loan proceeds is less than the outstanding loan balance when Shares are sold, the shortfall is the personal responsibility of the Participant at the time the loan is due.

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•
If the Company pays a stock dividend on, or effects a stock split with respect to, any of its Shares pledged as security pursuant to a loan, the pledge related to the loan will extend to the Shares issued in payment of such stock dividend or to effect such stock split.

•
If the Shares held as collateral security pursuant to a loan are changed or reclassified as a result of any charter amendment, recapitalization, reorganization, merger, consolidation, sale of assets or similar transaction, the changed or reclassified Shares or other assets or both received as a result of such transaction will be substituted for the Shares so pledged, and the Participant will deliver promptly to the Company certificates (if any) issued to represent the Shares so changed or reclassified and any such other assets, together with a properly executed stock power. If rights to subscribe for or purchase stock or other securities are issued with respect to Shares held as collateral security pursuant to a loan, such rights will belong to the Participant free from pledge.

•
Notwithstanding anything to the contrary in this Plan, the terms of all loans shall comply with (or, if necessary, be amended to comply with) applicable credit and other regulations, if any, then in effect and issued or enacted by governmental authority having jurisdiction, including Regulation G of the Board of Governors of the Federal Reserve System if such Regulation is then in effect.

Loan Repayment

•	Payments are made via payroll deduction. During any period in which a U.S. payroll Participant is on unpaid leave, he or she will make loan payments on a quarterly basis.

•	Participants may choose when a loan is incurred whether they will pay both principal and interest during the term of the loan or interest only until the loan becomes due and payable in full.

•
Any loan is due and payable in full, with any and all interest to the date of repayment, upon the earliest of (i) the sale of the Shares that were purchased with the loan proceeds (ii) the expiration of the term of the loan, (iii) the date the Participant’s employment ceases and (iv) the date the Participant is removed from a United States payroll. The timing of the repayment is determined as follows:

•	Payment is due and payable either:

•	Immediately upon the sale of the Shares that were purchased with the loan proceeds or upon the expiration of the term of a loan, or

•	If the Participant has been removed from a United States payroll, by the end of a 30-day grace period following the date or removal, or

•
If the Participant’s employment has terminated, by (1) the end of a 30-day grace period following the termination date, if the Participant is not receiving severance in the form of salary continuation, or (2) the next-to-the-last month

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of the severance period, in the case of a Participant who receives severance in the form of salary continuation.

•
If the Participant’s employment ceases due to the Participant’s death, the Committee in its discretion may permit the Participant’s estate or personal representative to continue repayment of the loan in installments.

•
If a loan has not been repaid before it becomes due and payable in full, the Shares purchased with the loan proceeds will be sold, the proceeds of the sale will be applied to repayment of the loan and any shortfall of proceeds to loan balance, including any accrued interest, will be due and payable immediately by the Participant. If a Participant is receiving severance on a salary continuance basis, and the loan has not been retired by the next to last month of the severance, the Shares will be sold at that time and any shortfall of proceeds to loan balance will be deducted from the last month of severance payment. (Interest will continue to accrue and be payable on the same basis as when the Participant was active (for example, semimonthly or quarterly).) If the last month of severance payment is not sufficient to cover the shortfall, the remaining shortfall will be due and payable immediately by the Participant.

•
Because this Plan is not available to Company officers, if a Participant becomes an executive (Section 16) officer at the time he or she has a loan outstanding under this Plan, the Participant must repay the loan immediately. If a Participant becomes an non-executive officer (not a Section 16 officer) at the time he or she has a loan outstanding, the Participant will have six months to repay the loan. The Company has the authority to take any actions it deems appropriate under this section to ensure that the loans are repaid without a negative financial impact on the Participant.

•
The Company’s Vice President – Human Resources, or another employee designated by the Vice President – Human Resources, will have the authority to modify the preceding loan repayment provisions in individual circumstances as he or she deems appropriate.

PROCEDURES FOR TRANSACTIONS
Purchasing Shares

•
The Participant completes the “KESIP SHARE PURCHASE” form and sends it via his or her Cummins Lotus Notes e-mail account to the KESIP Plan Administrator. If a Participant wants to find out his remaining available loan amount, he should contact the KESIP Plan Administrator via his or her Cummins Lotus Notes e-mail account.

•
A Plan representative will acknowledge the request via Lotus Notes by the end of the following business day (or, if the request is received on a holiday or other nonwork day, by the end of the second following business day).

•	The Company will set up payroll deductions to start the next available payroll period. A Plan representative will send loan paperwork to the Participant for signature. The papers

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must be signed and returned as indicated, and may include any pledge arrangements that the Company determines are appropriate to provide for security.

•
A Plan representative will request that the Company’s transfer agent make an appropriate book-entry registration evidencing the purchased Shares, subject to such stop-transfer orders and other restrictions deemed appropriate by the Plan Administrator to reflect the terms of the Plan and the Shares. The Shares will be held as collateral for the loan until the loan is paid in full or until the Shares are sold, and the Participant will complete any authorizations that the Company determines are appropriate to provide for the collateralization.

Paying Off the Loan Balance

•
The balance of any outstanding loan must be paid in full, with interest to the date of repayment, when the loan becomes due and payable upon the earliest of the events described above (including upon the sale of the Shares that were purchased with the loan proceeds, in which case the sale proceeds will be applied automatically to repayment of the loan).

•
The Participant may voluntarily repay the balance on any or all of his or her outstanding loans at any time (without prepayment charge or penalty, other than accrued interest due). Each loan must be paid in full.

•	To pay off a loan balance, the Participant completes the “KESIP LOAN PAYOFF” form and sends it by e-mail to the KESIP Plan Administrator.

•
A Plan representative will acknowledge the request via Lotus Notes by the end of the following business day (or, if the request is received on a holiday or other nonwork day, by the end of the second following business day).

•	A Plan representative calculates the loan payoff amount and notifies the Participant of the amount and when the Participant’s check must be received to avoid further interest from accruing.

•
The Participant will make check payable to “Cummins Business Services” and send it to Sr. Compensation Analyst, 2931 Elm Hill Pike, Nashville, Tennessee 37214. The Participant’s check must be received by the date indicated, or additional interest payments will be due.

•
Upon receipt of payment in full for the entire outstanding loan balance, including all interest accrued to the date of repayment, a Plan representative will release the Shares from collateral and instruct the transfer agent to remove the applicable stop-transfer orders and other restrictions from the book-entry evidencing the Shares (provided that the Shares will not be released sooner than six months after purchase unless the Participant’s eligibility has ended).

•	Loans are otherwise fully recourse against the Participant, which means that, if the value of the Shares purchased with the loan proceeds is less than the outstanding loan balance when

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Shares are sold, the shortfall is the personal responsibility of the Participant at the time the loan is due.
Selling Shares

•	The Participant completes the “KESIP SHARE SALE” form and sends it by e-mail to the KESIP Plan Administrator.

•	A Plan representative will:

•	Acknowledge the request;

•	Apply the proceeds of the sale of the Shares to any outstanding balance, including all interest accrued to the date of repayment, on the loan used to purchase the Shares; and

•
Send the Participant a check (or make direct deposit, if applicable), if the Participant is owed money from the transaction, or notify the Participant if he or she owes the Company as a result of the transaction.

RESPONSIBILITIES OF PARTICIPANTS AND THE PLAN
Participants must:

•	Submit transaction requests by Lotus Notes to the KESIP Plan Administrator.

•	Sign and return paperwork as directed within ten (10) business days of receiving it.

•	Track and report gains or losses for tax purposes.

•	Make loan payments or repayments on time and as required by the Plan.

•	Pay loan balances when he or she ceases to be eligible (terminates, retires or moves off of an eligible payroll) or sells Shares.
A Plan Representative will:

•
Acknowledge the receipt of transaction requests by the end of the following business day (or, if the request is received on a holiday or other non-work day, by the end of the second following business day).

•	Reflect the date of the transaction request in the purchase price of Shares.

•	Send completed paperwork to the Participant for signature.
Send year-end statements of interest paid and other required information for tax records by January 31 of the following year.

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OTHER PROVISIONS

•
This document serves as the Plan and prospectus. It amends and restates all prior plan documents and all handbooks relating to the Plan in their entirety and governs all outstanding KESIP loans and all future KESIP transactions.

•
Shares to be offered to Participants may consist, in whole or in part, of authorized but unissued Shares or Shares held in treasury. An aggregate of 540,000 Shares are reserved for issuance under the Plan (excluding options, which will be issued pursuant to Cummins Inc.’s shareholder approved stock option plan), subject to proportionate adjustment in the event of any change in the Shares by reason of a stock split, stock dividend, combination or reclassification of Shares, recapitalization, split-up, spin-off, dividend other than a regular quarterly cash dividend, separation, reorganization, liquidation, merger, consolidation or similar event, that results in an adjustment in the number of Shares reserved under the Company’s equity incentive or similar plan in place at the time of such change pursuant to the terms of such plan; and provided that Shares that are repurchased by the Company shall again be available for issuance hereunder.

•
The Board of Directors or the Committee at any time may make any changes in the Plan, and in any agreements subsequently entered into hereunder, as they may deem necessary or advisable. No such amendment may, however (1) reduce the price at which Shares are to be sold to employees under the Plan, or (2) extend the period for the completion of payment for Shares purchased by employees or of loans under the Plan, without shareholder consent. Amendments to option award agreements entered into with respect to options granted in conjunction with the purchase of Shares hereunder will be governed by the terms of Cummins Inc.’s shareholder approved stock option plan pursuant to which such options are granted. The Vice President – Human Resources of the Company or any other appropriate officer is authorized to make appropriate amendments to the Plan except to the extent that applicable law, regulation or listing standards require that any such amendment be made only by the Board of Directors or the Committee. Additionally, and subject to the limits described in the preceding sentences, the Board of Directors, the Committee, the Vice President – Human Resources of the Company or any other authorized officer of the Company may from time to time adopt rules, procedures and guidelines for the interpretation, implementation and operation of the Plan. Neither the termination of the Plan nor any amendment thereof will materially adversely affect any then existing written arrangement entered into under the Plan without the consent of the Participant.

•
The Plan became effective on October 15, 2012, the date when it was approved by the Committee. No employee or other person shall have any rights in or under the Plan except as expressly granted in an agreement entered into pursuant to the terms thereof.

•
The Plan will expire when all Shares reserved for issuance hereunder have been issued or earlier at the option of the Board of Directors or the Committee. Upon expiration of the Plan, no further Shares may be sold to Participants, but the Plan will continue in effect for the purpose of collecting installments remaining due on Shares previously purchased and allowing Participants to sell Shares previously acquired.

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•
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Anyone may read and copy any reports, statements or other information on file at the SEC’s public reference room in Washington D.C., and may call the SEC at 1 800 SEC 0330 for further information on the public reference room. The Company’s SEC filings are also available to the public on the SEC’s web site located at http://www.sec.gov.

•
The Company has filed a Registration Statement on Form S-8 under the Securities Act of 1933 with the SEC covering the Shares issuable under the Plan. This document contains some information concerning the Company, the Shares and the Plan, but does not contain all of the information set forth in the Registration Statement and its exhibits. The Company will provide without charge, upon written or oral request, copies of the documents incorporated by reference in Item 3 of Part II of the Registration Statement, which include the Company’s periodic filings made with the SEC. The Company incorporates these periodic filings by reference into this document. The Company will also provide without charge, upon written or oral request, copies of all other documents it is required to deliver under Rule 428(b) under the Securities Act of 1933. These requests and other requests for additional information regarding the Plan and the Committee should be directed to the KESIP Plan Administrator listed in the Appendix under the heading “Contact List.”

•
The following is a general discussion of the current U.S. federal income tax consequences of purchasing or selling Shares under the Plan, is not intended to be complete and is subject to change. State and local tax treatment (including tax treatment in countries outside the U.S.) may vary from the U.S. federal income tax treatment discussed below and is not discussed in this summary. The summary also does not describe the tax consequences associated with the stock options discussed below under the heading “PURCHASES AND SALES – Share Pricing – Purchases,” which are addressed in the prospectus for the Company’s registered stock option plan. Participants should consult their tax advisors about their particular transactions in connection with the Plan.

•	There will be no tax recognized by the Participant when the Participant obtains the loan and purchases the Shares.

•
In general, Participants will have a taxable gain or loss in the year in which they dispose of any of the Shares acquired under the Plan. A “disposition” generally includes any transfer of legal title, including a transfer by sale, exchange or gift, but may not include a transfer to a Participant’s spouse, a transfer into community property with a Participant’s spouse or a transfer into joint ownership with right of survivorship if the Participant remains one of the joint owners. Gains or losses resulting from dispositions of Shares acquired under the Plan will generally be treated as capital gains and losses (short- or long-term, depending on the length of time the Participant has held the Shares) to Participants for personal income tax purposes.

•
The Company does not intend to withhold any amounts for taxes in connection with purchases or sales of Shares under the Plan. Participant compensation that is applied to purchase Shares or pay interest via payroll deduction is subject to all taxes normally

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applicable to Participant compensation, including federal, state and local income taxes and Social Security taxes, and the amounts applied to the loan principal or interest will be after-tax dollars. The purchase and sale of Shares under the Plan generally has no tax consequences for the Company.

•	Participants will receive details necessary for completing their Schedule D tax form. The details will be included with their annual “KESIP Activity” report.

•
The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, commonly known as ERISA.

•
The Company may, as a condition of accepting any purchase of Shares, require the purchasing Participant to represent to the Company that he or she is purchasing the Shares for investment and not with a view to resale or distribution.

* * *
This Restatement of the Cummins Inc. Key Employee Stock Investment Plan has been signed by the Company’s duly authorized officer, acting on behalf of the Company, on this 17th day of June, 2014.
CUMMINS INC.

By:    /s/ Jill E. Cook__
Name:    Jill E. Cook
Title:    Vice President — Human Resources

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